Exhibit 10.1
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                       WEBSTER BUSINESS CREDIT CORPORATION
                                ONE STATE STREET
                            NEW YORK, NEW YORK 10004

                                                     November 10, 2005

SPAR Group, Inc.
580 White Plains Road
Tarrytown, New York 10591
Attention: Charles Cimitile

Gentlemen:

        Reference is hereby made to that certain Third Amended and Restated Revolving Credit and Security Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") dated as of January 24, 2003 by and among SPAR MARKETING FORCE, INC. ("SMF"), SPAR, INC. ("SPAR"), SPAR/BURGOYNE RETAIL SERVICES, INC ("SBRS"), SPAR GROUP, INC. ("SGI"), SPAR INCENTIVE MARKETING, INC. ("SIM"), SPAR TRADEMARKS, INC.
("STM"), SPAR MARKETING, INC. (DE) ("SMIDE"), SPAR MARKETING, INC. (NV) ("SMINV"), SPAR ACQUISITION, INC. ("SAI"), SPAR TECHNOLOGY GROUP, INC. ("STG"), SPAR/PIA RETAIL SERVICES, INC. ("Pia Retail"), RETAIL RESOURCES, INC. ("Retail"), PIVOTAL FIELD SERVICES, INC. ("Pivotal Field"), PIA MERCHANDISING CO., INC. ("PIA"), PACIFIC INDOOR DISPLAY CO. ("Pacific"), PIVOTAL SALES COMPANY ("Pivotal"), SPAR ALL STORE MARKETING SERVICES, INC., ("SAS") and SPAR BERT FIFE, INC. ("SBFI") (each a "Borrower" and collectively "Borrowers") and WEBSTER BUSINESS CREDIT CORPORATION (formerly known as Whitehall Business Credit Corporation) ("Lender"). All capitalized terms not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

        An Event of Default has occurred under the Credit Agreement as a result of Borrowers' non-compliance with (i) Section 12(o) of the Credit Agreement with respect to the fiscal quarter ended September 30, 2005 due to Borrowers' failure to maintain its required Net Worth at the end of such fiscal quarter and (ii)
Section 12(p) and Section 12(r) of the Credit Agreement with respect to the fiscal quarter ending September 30, 2005 due to Borrowers' failure to maintain the requisite Fixed Charge Coverage Ratio and EBITDA level for the four fiscal quarters then ended. Borrowers have requested that such Events of Default be waived. By its signature below, Lender hereby waives such Event of Default solely for the fiscal quarter ending September 30, 2005.

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         Except as specifically provided herein, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

                                             Very truly yours,

                                             WEBSTER BUSINESS CREDIT CORPORATION


                                             By: /s/  Mr. Joseph Zautra
                                                 -------------------------------
                                             Name:  Mr. Joseph Zautra
                                             Title: Vice President